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                                                                     Ex 99.B9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 62 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated September 28, 2005 appearing in Post-Effective Amendment No. 57 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.


                                        CHRISTOPHER R. BOHANE
                                        ----------------------------------------
                                        Christopher R. Bohane
                                        Assistant Secretary and Assistant Clerk

Boston, Massachusetts
September 25, 2006